Exhibit 4.4
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                  This ADMINISTRATION AGREEMENT dated as of [ , 200_] (this
"Agreement"), among [Name of Trustee], a _______ [banking] corporation, not in its individual capacity but as trustee (the "Trustee"), [Name of Administrative Agent], a _______ [banking] corporation, as Administrative Agent (the "Administrative Agent") and Bond Products Depositor LLC (the "Depositor"), a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Trust Agreement (as defined below).


                             W I T N E S S E T H:


                  WHEREAS, concurrently with the execution of this Agreement, [name of Trust] will issue certificates (the "Certificates") pursuant to a trust agreement, dated as of [ ], 2003 (the "Standard Terms"), between the Depositor and the Trustee, as supplemented and amended by the Series 2003-[ ] Series Supplement, dated as of [ ], 2003 (the "Series Supplement" and together with the Standard Terms, the "Trust Agreement"); and


                  WHEREAS, the Trustee desires to have the Administrative Agent perform certain of the duties of the Trustee set forth in the Trust Agreement and to provide such services consistent with the terms of this Agreement and the Trust Agreement as the Trustee may request from time to time;


                  WHEREAS, the Administrative Agent desires to perform such services and has the capacity to provide the services required hereby and is willing to perform such services on the terms set forth herein; and


                  WHEREAS, the Depositor or an affiliate thereof, in order to facilitate the transactions contemplated in the Trust Agreement, has agreed to pay an amount of money sufficient to pay the fees and expenses of the Trustee and the Administrative Agent;


                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Duties of the Administrative Agent.

                  (a) Duties with Respect to the Trust Agreement. The Administrative Agent shall consult with the Trustee regarding the express duties of the Trustee under the Trust Agreement. [The Administrative Agent shall prepare for execution by the Trust, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the express duty of the Trustee to prepare, file or deliver pursuant to the Trust Agreement.] [Notwithstanding anything in this Agreement or in the related documents, the Administrative Agent shall not be responsible for filing any franchise tax returns, any Delaware tax returns, taking any other action, or causing any other filings, required in order to maintain the existence of the Trust, nor any other actions or filings generally required to be made by the Trust under Delaware law.] [The Administrative Agent shall not be responsible for any filings required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or under any state securities or "Blue Sky" statute.] In furtherance of the foregoing, the Administrative Agent shall take all appropriate action that is the express duty of the Trustee to take pursuant to the Trust Agreement including, without limitation, such of the foregoing as are required with respect to the following matters under the Trust Agreement (references are to sections of the Standard Terms):

                           (i) [NOTE: List principal duties under the Trust Agreement to be delegated to the Administrative Agent];

                  (b) Additional Duties.

                           (i) In addition to the duties of the Administrative Agent set forth above, the Administrative Agent shall perform, or cause to be performed all such other duties and obligations as the Trustee may request which are not covered by any of the foregoing provisions to the extent the Administrative Agent has the ability to perform such functions.

                           (ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrative Agent may enter into transactions with any of its affiliates; provided, however, that the terms of any such transactions shall be in accordance with the terms of the Trust Agreement, this Administration Agreement and any directions received from the Trustee and shall be, in the Administrative Agent's reasonable opinion, on terms no less favorable to the Trustee than would be available from unaffiliated parties. If reasonably necessary to carry out duties or other obligations contemplated hereby, the Administrative Agent is hereby authorized to select and hire agents or attorneys-in-fact, and so long as such selection was done with reasonable care, the Administrative Agent shall not be responsible for the negligent acts or omissions of such agents or attorneys-in-fact.

                           (iii) [The Administrative Agent shall perform the duties of the Administrative Agent specified in the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrative Agent under the Trust Agreement.]

                           (iv) In carrying out any of its obligations under this Agreement, the Administrative Agent may act either directly or through its agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

                  (c) Non-Ministerial Matters.

                           (i) With respect to matters that in the reasonable judgment of the Administrative Agent are non-ministerial, the Administrative Agent shall not take any action unless within a reasonable time before the taking of such action, the Administrative Agent shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                                  [(A) the amendment of or any supplement to
                                       the Trust Agreement;]

                                  (B)  the initiation of any claim or lawsuit
                                       by the Administrative Agent and the
                                       compromise of any action, claim or
                                       lawsuit brought by or against the
                                       Trustee or the Administrative Agent;

                                  [(C) the appointment of any successor
                                       Certificate Registrar, successor
                                       Administrative Agent or successor
                                       Trustee pursuant to the Trust
                                       Agreement, or the consent to the
                                       assignment by the Certificate
                                       Registrar, Administrative Agent or
                                       Trustee of its obligations under the
                                       Trust Agreement;] and

                                 [(D)  the removal of the Trustee.]

                           (ii) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be obligated to, and shall not [(x) make any payments to the Certificateholders under the Trust Agreement], [(y) sell the Deposited Assets except as provided for under the Trust Agreement] or (z) take any action that the Trustee directs the Administrative Agent not to take on its behalf.

                  2. Records. The Administrative Agent shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trustee at any time during normal business hours.

                  3. Additional Information to Be Furnished to the Trustee. The Administrative Agent shall furnish to the Trustee from time to time such additional information regarding its duties hereunder as the Trustee shall reasonably request.

                  4. Independence of the Administrative Agent. For all purposes of this Agreement, the Administrative Agent shall be an independent contractor and shall not be subject to the supervision of the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trustee, the Administrative Agent shall have no authority to act for or represent the Trustee in any way and shall not otherwise be deemed an agent of the Trustee.

                  5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the creation by Administrative Agent and the Trustee or the Depositor of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  6. Other Activities of Administrative Agent. Nothing herein shall prevent the Administrative Agent or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrative Agent for any other person or entity even though such person or entity may engage in business activities similar to those of the Trustee.

                  7. Term of Agreement; Resignation and Removal of Administrative Agent.

                  (a) This Agreement shall continue in force until [ ] [20[ ] [the dissolution of the Trust, upon which event this Agreement shall automatically terminate]. (b) The Administrative Agent may resign its duties hereunder by providing the Trustee with at least [60] days' prior written notice of its resignation.

                  (c) The Trustee may remove the Administrative Agent without cause by providing the Administrative Agent with at least [60] days' prior written notice. (d) The Administrative Agent may be removed for cause, at the option of the Trustee, immediately upon written notice of termination from the Trustee to the Administrative Agent if any of the following events shall occur:

                           (i) the Administrative Agent shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within [10] days (or, if such default cannot be cured in such time, shall not give within [10] days such assurance of cure as shall be reasonably satisfactory to the Trustee);

                           (ii) the entry of a decree or order by a court having jurisdiction over the Administrative Agent, adjudging the Administrative Agent as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Administrative Agent under any bankruptcy law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Administrative Agent or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of [sixty (60)] consecutive days;

                           (iii) the institution by the Administrative Agent of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Administrative Agent to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Administrative Agent of a petition or answer or consent seeking reorganization or relief under any bankruptcy law, or the consent by either the Administrative Agent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Administrative Agent or of any substantial part of its property, or to the ordering of the winding up or liquidation of its affairs, or the making by the Administrative Agent of an assignment for the benefit of creditors, or the admission by the Administrative Agent in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Administrative Agent in furtherance of any such action;

                  The Administrative Agent agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Trustee within [seven] days after the occurrence of such event.

                  (e) No resignation or removal of the Administrative Agent pursuant to this Section shall be effective until (i) a successor Administrative Agent shall have been appointed by the Trustee and (ii) such successor Administrative Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrative Agent is bound hereunder.

                  (f) The appointment of any successor Administrative Agent shall be effective only after each Rating Agency, after having been given [10] days' prior notice of such proposed appointment, shall have stated in writing that such appointment will not result in a reduction or withdrawal of the then current rating of the Certificates.

                  8. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 7(a) or the resignation or removal of the Administrative Agent pursuant to Sections 7(b) or (c), respectively, the Administrative Agent shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrative Agent shall forthwith upon such termination pursuant to Section 7(a) deliver to the Trustee all property and documents of or relating to the Trust then in the custody of the Administrative Agent. In the event of the resignation or removal of the Administrative Agent pursuant to Section 7(b) or (c), respectively, the Administrative Agent shall cooperate with the Trustee and take all reasonable steps requested to assist the Trustee in making an orderly transfer of the duties of the Administrative Agent.

                  9. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                  (a) If to the Trustee, to:

                           [name and address of the Trustee]

                  (b) If to the Administrative Agent, to:

                           [name and address of the Administrative Agent]

                  (c) If to the Depositor, to:

                           [name and address of the Depositor]

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

                  10. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Administrative Agent, the Depositor and the Trustee, without the consent of the Certificateholders, and after receiving notification from the Rating Agencies that such amendment shall not cause the rating of the Certificates to be reduced, suspended or withdrawn, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided that such amendment will not, in an Opinion of Counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder. This Agreement may also be amended by the Administrative Agent, the Depositor and the Trustee with the written consent of [[ ]% of the Certificateholders] for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of distributions on the Deposited Assets or (ii) reduce the aforesaid percentage of Certificateholders which are required to consent to any such amendment, without the consent of the holders of all the Outstanding Certificates.

                  11. Successors and Assigns. This Agreement may not be assigned by the Administrative Agent unless such assignment is previously consented to in writing by the Trustee and the Depositor and unless the Rating Agencies, after having been given [10] days prior notice of such assignment, shall have declared in writing that such assignment will not result in a reduction or withdrawal of the then current rating of the Certificates. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrative Agent is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrative Agent without the consent of the Trustee or the Depositor to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrative Agent; provided that such successor organization executes and delivers to the Trustee and the Depositor an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrative Agent is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

                  12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  13. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  14. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                  15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       [NAME OF TRUSTEE], as Trustee

                                       By:   ___________________________________
                                             Name:
                                             Title:


                                       [NAME OF ADMINISTRATIVE AGENT], as
                                          Administrative Agent

                                       By:   ___________________________________
                                             Name:
                                             Title:


                                       BOND PRODUCTS DEPOSITOR LLC, as Depositor

                                       By:   ___________________________________
                                             Name:
                                             Title: